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                                                                    Exhibit 99.1



                     ADJUSTABLE CONTINGENT PROMISSORY NOTE

San Diego, California                                          January 12, 2001

     FOR VALUE RECEIVED, ANCHOR PACIFIC UNDERWRITERS, INC., a Delaware corporation (the "Maker"), promises to pay to NOVAEON, INC., a Delaware corporation ("Novaeon"), as debtor and debtor-in-possession under that certain Chapter 11 proceeding pending in the United States Bankruptcy Court for the Eastern District of Pennsylvania, Philadelphia Division (the "Bankruptcy Court") styled In re: Novaeon, Inc., Debtor and known as Case Number 00-18821-B1F (the
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"Bankruptcy Case") (collectively, the "Holder"), the principal sum of THREE
MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($3,500,000.00), subject to the adjustment described in Section 1 below, together with simple interest thereon from the date hereof at the rate of eight percent (8%) per annum, with a lump sum payment of the adjusted principal balance plus accrued interest, if any, to be made on April 30, 2002.

     This Adjustable Contingent Promissory Note (the "Note") is given as partial payment for the consideration payable pursuant to that certain Asset Purchase Agreement, dated effective on even date herewith, for the Maker's acquisition of the business and certain of the assets of Novaeon (the "Purchase Agreement"). The obligations represented by this Note shall be subject to the following:

     1.   Adjustment of Note.  Section 6 of the Purchase Agreement specifies
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that the principal balance of this Note will be adjusted if the Net Revenue, as that term is defined in the Purchase Agreement, of the business of Novaeon is less than $10,000,000 during the calendar year commencing on January 1, 2001. Net Revenue shall be determined under Generally Accepted Accounting Principles in the United States (hereinafter called "US-GAAP") consistently applied in accordance with the Maker's revenue recognition practices. The amount of the adjustment will be determined within a reasonable period after the close of the 2001 calendar year and, if an adjustment is then applicable, the principal balance of this Note will be reduced (but not below $500,000), effective as of the end of calendar year 2001, by an amount equal to the amount that the Net Revenue is less than $10,000,000 and no interest shall be accrued on the amount of such reduction of the principal amount of the Note. For example, if the Net Revenue of the Novaeon business is $8,500,000 for calendar year 2001, then the principal amount of the Note shall be reduced to $2,000,000 and the interest accrued on the amount of the reduced principal amount shall also be reduced to zero. As a result of this adjustment, the actual principal amount of this Note is contingent, and, notwithstanding the recitation of principal specified above, the actual value of the indebtedness cannot be accurately determined at the time this Note is executed and delivered.

     2.   Note Not Transferable.  This Note has not been registered under the
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Securities Act of 1933 or any State securities laws, in reliance upon exemptions therefrom. This Note is not transferable or assignable in whole or in part by the Holder, except by transfer, after prior notice to the Maker, to an entity affiliated with the Holder through common ownership or control; provided, however, in the event that Ward North America Holding, Inc. ("Ward"), purchases the promissory note of Maker to Legion Insurance Company, then Ward shall assume the payment obligations of

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Maker hereof. Upon completion of a transfer contemplated hereby, the transferee shall be deemed to be the "Holder" hereof.

     3.   Notice.  Any notice, demand, request or other communication ("Notice")
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required or permitted to be given or made under this Note shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, to the address of the party to whom such Notice is to be given as stated in the Purchase Agreement or as subsequently designated in writing in accordance with the terms of this paragraph. Notices shall be deemed to have been given on the date personally delivered or, if mailed, on the date received.

     4.   Governing Law.  This Note shall be governed by and construed in
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accordance with the laws of the State of California.

     5.   Waiver of Note Requirements or Rights Under Note.  No requirement of
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this Note may be waived at any time except by written instrument signed by the party against whom such waiver is sought to be enforced, nor shall any waiver be deemed a waiver of any subsequent breach or default.

     6.   Costs of Enforcement.  Should it become necessary to collect this Note
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through an attorney, by legal proceedings, or otherwise, the Maker promises to pay all costs of collection, including the reasonable fees of an attorney (prior to litigation, at trial and upon appeal).

     7.   Maker's Waivers.  The Maker, for itself, its successors and assigns,
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unless otherwise provided herein, hereby: (a) expressly waives presentment, demand for payment, notice of dishonor, protest, notice of non-payment or protest and diligence in collection; (b) consents that the time of all payments or any part thereof may be extended, rearranged, renewed or postponed by the Holder hereof; and (c) agrees that the Holder, in order to enforce payment of this Note, shall not be required first to institute any suit or to exhaust any of its remedies against the undersigned.

     IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed as of the date set forth above.

                              ANCHOR PACIFIC UNDERWRITERS, INC.

                              By: /s/ JEFFREY S. WARD
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                              Its: Chief Executive Officer
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